EXPLANATORY NOTE

This Amendment No.1, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by Versity Invest, LLC on March 8, 2023 (the “Original Filing”) is being filed solely to include various exhibits required by Form 1-A.  Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index, and the exhibits referenced therein.  The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between WealthForge Securities, LLC and Versity Invest, LLC

(1)(b)	Form of Registered Investment Adviser Selling Agreement

(2)(a)	Certificate of Formation of Versity InvestCo, LLC

(2)(b)	State of Delaware Certificate of Amendment

(2)(c)	Limited Liability Company Agreement of Versity Invest, LLC

(3)(a)	Form of Indenture

(3)(b)	Form of A Bond

(3)(c)	Form of R Bond

(4)	Subscription Agreement

(6)

Senior Secured Term Loan Agreement, dated as of May 27, 2021, as amended by that certain First Amendment, dated as of April 12, 2022, by and between Versity EquityCo, LLC, Versity EquityCo II, LLC, KHCA Funding LLC, Versity EquityCo Parent, LLC, Versity EquityCo Parent II, LLC, Versity Investments, LLC, Versity Invest,  LLC, Brian Nelson, Tanya Muro, and Blake Wettengel

(11)(a)	Consent of Ronald Blue & Co. CPAs.

(11)(b)	Consent of Whiteford, Taylor & Preston LLP*

(12)	Opinion of Whiteford, Taylor & Preston LLP regarding legality of the Bonds

_____________

* Included with the legal opinion provided pursuant to item (12)

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, California on March 7, 2023.

VERSITY INVEST, LLC,

a Delaware limited liability company

By:	/s/ Blake W. Wettengel
Name:	Blake W. Wettengel
Its:	Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Jennifer Welker
Name:	Jennifer Welker
Its:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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